UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2026

The Gabelli Healthcare & WellnessRx Trust

(Exact name of registrant as specified in its charter)

Delaware	811-22021	87-0802328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (800) 422-3554

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Share of Beneficial Interest	GRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

As previously announced by GAMCO Investors, Inc. (“GAMCO”) on March 23, 2026, Mario J. Gabelli (“Mr. Gabelli”), Trustee, Chairman and Chief Investment Officer of the Fund, and Chairman, Co-Chief Executive Officer, and Chief Investment Officer – Value Portfolios of GAMCO Investors, Inc. and Chief Investment Officer – Value Portfolios of Gabelli Funds, LLC and GAMCO Asset Management, Inc., was admitted to the hospital for observation and testing after a medical incident March 19, 2026, following a busy day of events around New York City. His condition is improving and he is on the road to recovery, but the timeline for his return is not yet known.

On March 22, 2026, GAMCO, the parent company of the Fund’s adviser, Gabelli Funds, LLC (the “Adviser”), implemented GAMCO’s succession plan that has been in place for several years. In accordance with that plan, Christopher J. Marangi was named President of GAMCO on March 22, 2026.

While the timeline for Mr. Gabelli’s return remains undetermined, the day-to-day operations of GAMCO will continue to be led by co-CEO, Douglas R. Jamieson, and Christopher J. Marangi.

The Gabelli Value team Co-Chief Investment Officers Kevin V. Dreyer and Christopher J. Marangi lead the portfolio management team for the Fund during Mr. Gabelli’s absence.

The Fund incorporates the information included in this Item 8.01 by reference into its effective Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GABELLI HEALTHCARE & WELLNESSRx TRUST

Date: May 7, 2026	By:	/s/ John C. Ball
	Name:	John C. Ball
	Title:	President and Treasurer

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